EXHIBIT 10.13
                               Unocal Corporation

                          BOARD of directors RESOLUTION

                                February 12, 2002


               Amendment to 2000 Executive Stock Purchase Program
              ----------------------------------------------------

     WHEREAS, awards for up to a maximum of 1,750,000 common shares, in the aggregate, have been authorized under the 2000 Executive Stock Purchase Program (the "Program");

     WHEREAS, to date awards for the purchase of 1,150,310 common shares have been made under the Program; and

     WHEREAS, the Board of Directors deems it in the best interest of the Corporation to discontinue making awards under the Program and, accordingly, to amend the Program to reduce the maximum number of shares authorized for awards by 599,690 (the amount of shares remaining available for awards) to a total amount of 1,150,310 shares.

     NOW, THEREFORE, BE IT RESOLVED, that Section 5(a) of the Program be and hereby is amended to reduce the maximum number of shares authorized for awards under the Program to 1,150,310 as follows:

     "a. Subject to Section 10, the aggregate number of shares of Stock made subject to Awards under this Plan may not exceed 1,150,310 shares, and no participant shall receive an Award with respect to more than 200,000 shares."